UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 2100 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance and Sale of Senior Notes due 2022

On October 16, 2012, Basic Energy Services, Inc. (“Basic”) successfully completed the issuance and sale of $300,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2022 (the “2022 Notes”). The 2022 Notes are jointly and severally, and unconditionally, guaranteed (the “Guarantees”) on a senior unsecured basis initially by all of Basic’s current subsidiaries other than three immaterial subsidiaries (such guarantors, the “Guarantors”). The 2022 Notes and the Guarantees rank (i) equally in right of payment with any of Basic’s and the subsidiary guarantors’ existing and future senior indebtedness, including Basic’s existing 7 3/4% Senior Notes due 2019 and the related guarantees, and (ii) effectively junior to all existing or future liabilities of Basic’s subsidiaries that do not guarantee the 2022 Notes and to Basic’s and the subsidiary guarantors’ existing or future secured indebtedness to the extent of the value of the collateral therefor.

The 2022 Notes and the Guarantees were offered and sold in private transactions in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The 2022 Notes and Guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Basic received net proceeds from the issuance of the 2022 Notes of approximately $293.3 million after discounts and offering expenses. Basic is using a portion of the net proceeds from the offering to fund its pending tender offer and consent solicitation for its existing 7.125% Senior Notes due 2016 (the “2016 Notes”) and to redeem any of the 2016 Notes not purchased in the tender offer, and the remainder will be used for general corporate purposes.

The 2022 Notes and the Guarantees were issued pursuant to an indenture dated as of October 16, 2012 (the “2022 Notes Indenture”), by and among Basic, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Interest on the 2022 Notes accrues from and including October 16, 2012 at a rate of 7.75% per year. Interest on the 2022 Notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2013. The 2022 Notes mature on October 15, 2022.

The 2022 Notes Indenture contains covenants that, among other things, limit Basic’s ability and the ability of certain of its subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or repurchase or redeem capital stock;

•	make certain investments;

•	incur liens;

•	enter into certain types of transactions with its affiliates;

•	limit dividends or other payments by Basic’s restricted subsidiaries to Basic; and

•	sell assets or consolidate or merge with or into other companies.

These and other covenants that are contained in the 2022 Notes Indenture are subject to important exceptions and qualifications. Additionally, during any period of time that the 2022 Notes have a Moody’s rating of Baa3 or higher or an Standard & Poor’s rating of BBB- or higher and no default has occurred and is then continuing, certain of the restrictive covenants contained in the 2022 Notes Indenture will cease to apply.

Basic may, at its option, redeem all or part of the 2022 Notes, at any time on or after October 15, 2017 at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably to par and accrued and unpaid interest to the date of redemption.

At any time before October 15, 2015, Basic, at its option, may redeem up to 35% of the aggregate principal amount of the 2022 Notes issued under the 2022 Notes Indenture with the net cash proceeds of one or more qualified equity offerings at a redemption price of 107.750% of the principal amount of the 2022 Notes to be redeemed, plus accrued and unpaid interest to the date of redemption, as long as:

•	at least 65% of the aggregate principal amount of the 2022 Notes issued under the 2022 Notes Indenture remains outstanding immediately after the occurrence of such redemption; and

•	such redemption occurs within 90 days of the date of the closing of any such qualified equity offering.

In addition, at any time before October 15, 2017, Basic may redeem some or all of the 2022 Notes at a redemption price equal to 100% of the principal amount of the 2022 Notes, plus an applicable premium and accrued and unpaid interest to the date of redemption.

If Basic experiences certain kinds of changes of control, holders of the 2022 Notes will be entitled to require Basic to purchase all or a portion of the 2022 Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

A copy of the 2022 Notes Indenture is being filed as Exhibit 4.1 hereto, and the form of the Global Note included as Exhibit A to the 2022 Notes Indenture is being filed as Exhibit 4.2 hereto, and are incorporated herein by reference. The above description of the 2022 Notes Indenture contained herein is qualified in its entirety by the full text of Exhibit 4.1 hereto.

Registration Rights Agreement

On October 16, 2012, in connection with the closing of the 2022 Notes offering, Basic and each of the Guarantors under the 2022 Notes Indenture (the Guarantors, together with Basic, the “Issuers”) entered into a Registration Rights Agreement with the initial purchasers of the 2022 Notes, pursuant to which the Issuers agreed (a) (i) to file with the Securities and Exchange Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act, with respect to a registered offer to exchange any and all of the 2022 Notes (including the guarantees with respect thereto) for a like aggregate principal amount of registered notes that are identical in all material respects to the 2022 Notes (except that the exchange notes will not contain restrictive legends, transfer restrictions or liquidated damages upon a Registration Default (as defined in the Registration Rights Agreement)) and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the 2022 Notes and the guarantees thereof, (b) to use their reasonable best efforts to cause the Exchange Offer Registration Statement and, if applicable, the shelf registration statement to be declared effective under the Securities Act and (c) to use their reasonable best efforts to consummate the exchange offer within 270 days following October 16, 2012. If the Issuers fail to comply with certain obligations under the Registration Rights Agreement, they will be required to pay liquidated damages to the holders of the 2022 Notes in accordance with the provisions of the Registration Rights Agreement.

A copy of the Registration Rights Agreement is being filed as Exhibit 4.3 hereto and is incorporated herein by reference. The above description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Eighth Supplemental Indenture to 2016 Notes Indenture

As previously announced on October 1, 2012, Basic commenced a cash tender offer and consent solicitation for any and all of the $225,000,000 aggregate outstanding principal amount of its 2016 Notes. In conjunction with the tender offer, Basic solicited noteholder consents to effect certain amendments to the indenture (the “2016 Notes Indenture”) governing the 2016 Notes on the terms and subject to the conditions set forth in Basic’s Offer to Purchase and Consent Solicitation Statement dated October 1, 2012. On October 16, 2012, Basic announced that it had received, as of 5:00 p.m., New York City time, on October 15, 2012, the requisite consents to amend the 2016 Notes Indenture and accordingly entered into an Eighth Supplemental Indenture dated as of October 16, 2012 (the “Eighth Supplemental Indenture”) to the 2016 Notes Indenture with The Bank of New York Mellon Trust Company, N.A., as trustee for the 2016 Notes. The Eighth Supplemental Indenture, among other things, eliminates most of the restrictive covenants and certain event of default provisions in the 2016 Notes Indenture.

A copy of the Eighth Supplemental Indenture is filed as Exhibit 4.4 hereto and is incorporated herein by reference. The above description of the Eighth Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in the captions “Issuance and Sale of Senior Notes due 2022” and “Registration Rights Agreement,” including the summaries of the 2022 Notes Indenture and the Registration Rights Agreement contained therein, in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.03	Material Modification to Rights of Security Holders.

The information included in the caption “Eighth Supplemental Indenture to 2016 Notes Indenture” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On October 16, 2012, Basic issued a press release announcing the results of the tender offer for its 2016 Notes. A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On October 16, 2012, Basic issued a press release announcing that it will redeem on November 16, 2012, the redemption date, all of the outstanding principal amount of its 2016 Notes not tendered and purchased by Basic in a pending tender offer at a redemption price equal to 102.375% of the principal amount of the 2016 Notes, plus the accrued and unpaid interest on the 2016 Notes to, but not including, the redemption date. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

4.1	Indenture dated as of October 16, 2012, among Basic, among Basic as issuer, the guarantors named therein and Wells Fargo Bank, National Association, a national banking association, as trustee.

4.2	Form of 7 3/4% Senior Note due 2022 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

4.3	Registration Rights Agreement dated as of October 16, 2012, by and among Basic, the Guarantors named therein and the initial purchasers party thereto.

4.4	Eighth Supplemental Indenture dated as of October 16, 2012 to Indenture dated as of April 12, 2006, by and among Basic as Issuer, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. as trustee.

99.1	Press release dated October 16, 2012 regarding tender offer results.

99.2	Press release dated October 16, 2012 regarding redemption announcement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: October 22, 2012	By:	/s/ Alan Krenek
	Name:	Alan Krenek
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of October 16, 2012, among Basic, among Basic as issuer, the guarantors named therein and Wells Fargo Bank, National Association, a national banking association, as trustee.

4.2	Form of 7 3/4% Senior Note due 2022 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

4.3	Registration Rights Agreement dated as of October 16, 2012, by and among Basic, the Guarantors named therein and the initial purchasers party thereto.

4.4	Eighth Supplemental Indenture dated as of October 16, 2012 to Indenture dated as of April 12, 2006, by and among Basic as Issuer, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. as trustee.

99.1	Press release dated October 16, 2012 regarding tender offer results.

99.2	Press release dated October 16, 2012 regarding redemption announcement.